Exhibit 10.2

GRAFTECH INTERNATIONAL LTD.

2005 EQUITY INCENTIVE PLAN

1.     Purpose of this Plan

        This Plan has been adopted to promote the interests of the Corporation and its stockholders by strengthening the ability of the Company to attract, motivate and retain directors, employees and others in a position to affect the financial and operational performance of the Company.

2.     Definitions

        Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

         (a)         “Affiliate,” and correlative terms, means, with respect to any Person, (i) any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person or (ii) any director, officer, partner or employee of such Person or any Person specified in clause (i) above.

         (b)         “Award” means an Option Award, a Restricted Stock Award, a Stock Appreciation Right Award, a Phantom Stock Award, a Deferred Stock Award, a Performance Share Award, a Performance Unit Award, a Substitute Award or other awards granted under this Plan.

         (c)        “Award Agreement” means a written agreement between the Corporation and a Participant with respect to an Award granted to such Participant, which may, but need not, be executed or acknowledged by such Participant.

         (d)        “Board” means the Board of Directors of the Corporation.

         (e)        “CEO” means the Chief Executive Officer of the Corporation.

         (f)        A “Change in Control” shall be deemed to occur if any of the following events or circumstances shall occur:

    (i)        any “person” or “group” within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act becomes the beneficial owner of 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of the Corporation;

    (ii)        any “person” or “group” within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act acquires by proxy or otherwise the right to vote on any matter or question with respect to 15% or more of the then outstanding Common Stock or 15% or more of the combined voting power of the then outstanding voting securities of the Corporation;

    (iii)        Present Directors and New Directors cease for any reason to constitute a majority of the Board (and, for purposes of this clause (iii), “Present Directors” shall mean individuals who at the beginning of any consecutive twenty-four month period were members of the Board and “New Directors” shall mean individuals whose election by the Board or whose nomination for election as directors by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were Present Directors or New Directors);

(iv) the stockholders of the Corporation approve a plan of dissolution or complete or substantially complete liquidation of Corporation ; or

(v) any consummation of:

    (1)        a reorganization, restructuring, recapitalization, reincorporation, merger or consolidation of the Corporation (a “Business Combination”) unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and the voting securities of the Corporation outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities and the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination (including, without limitation, a corporation or other entity which as a result of such Business Combination owns the Corporation or all or substantially all of the assets of the Corporation or the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of outstanding Common Stock and the combined voting power of the outstanding voting securities of the Corporation, respectively, (B) no “person” or “group” within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act (excluding (x) any corporation or other entity resulting from such Business Combination and (y) any employee benefit plan (or related trust) of the Company or any corporation or other entity resulting from such Business Combination) beneficially owns 15% or more of the common equity securities or 15% or more of the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination, except to the extent that such beneficial ownership existed prior to such Business Combination with respect to the Common Stock and the voting securities of the Corporation, and (C) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board at the earliest of the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination or at the time of action of the stockholders approving such Business Combination; or

    (2)        any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation or Company, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (d)(i) or (d)(ii) above, solely because 15% or more of the then outstanding Common Stock or the then outstanding voting securities of the Corporation is or becomes beneficially owned or is directly or indirectly held or acquired by one or more employee benefit plans (or related trusts) maintained by the Company. For purposes of this definition, references to “beneficial owner” and correlative phrases shall have the same definition as set forth in Rule 13d-3 under the Exchange Act (except that ownership by underwriters (including when acting as initial purchasers in a private offering) solely for purposes of a distribution or offering shall not be deemed to be “beneficial ownership”) and references to the Exchange Act or rules or regulations thereunder mean those in effect on January 1, 2005.

         (g)        “Code” means the Internal Revenue Code of 1986, as amended (including any successor statute), and the rules, regulations and official guidance thereunder. References to specific Sections of the Code shall include any successor provisions and the rules, regulations and official guidance under such Sections or successor provisions, as applicable.

         (h)        “Compensation Committee” means the Organization, Compensation & Pension Committee of the Board and any other “compensation committee” (within the meaning of the rules of the NYSE then in effect) of the Board that performs the same functions as such Organization, Compensation and Pension Committee in respect of this Plan.

         (i)        “Common Stock” means the common stock of the Corporation.

         (j)        “Company” means the Corporation, the Subsidiaries and its and their Affiliates, individually or collectively as may be appropriate in the applicable circumstances.

         (k)        “Control,” and correlative words, with respect to any Person, mean the ability of another Person to control or direct the management, actions or policies of such Person, whether by ownership of voting securities, by contract or otherwise.

         (l)        “Corporate Event” has the meaning set forth in Section 3.1.

         (m)        “Corporation” means GrafTech International Ltd.

         (n)        “Date of Change in Control” means the earlier of (i) the date of a Change in Control or (ii) the date of the first public announcement by the Corporation or by a third party of a commitment or intention to commence or undertake any transaction or series of transactions which, if consummated, would result in a Change in Control.

         (o)        “Deferred Stock Award” means an Award granted pursuant to Section 10, representing an unfunded and unsecured right to receive a Share in accordance with the terms of this Plan and the applicable Award Agreement.

         (p)        “Detrimental Conduct” means activities which have been, are or would reasonably be expected to be detrimental to interests of the Company, as determined in the sole and good faith judgment of the Board. Such activities include unlawful conduct under securities, antitrust, tax or other laws, improper disclosure or use of confidential or proprietary information or trade secrets, competition with or improper taking of a corporate opportunity of any business of the Company, failure to cooperate in any investigation or legal proceeding, or misappropriation of property.

         (q)        “Directors Deferral Program” means a program (initially adopted under the GrafTech International Ltd Management Stock Incentive Plan (Senior Management Version)) under which members of the Board may elect to receive awards of deferred stock related to Shares in lieu of cash payments of retainers, meeting fees and other amounts. After the Effective Date, the Directors Deferral Program will continue under this Plan.

         (r)        “Disability,” unless otherwise provided in the applicable Award Agreement, means a disability for purposes of the then current or most recent UCAR Carbon Long-Term Disability Plan (or successor plan, if any), regardless of whether the relevant Person is or would have been covered thereby.

         (s)        “Dividend Equivalent” means an amount equal to cash dividends and distributions that are payable during the period beginning on the day after the Grant Date and ending on the Settlement Date in respect of the applicable Award.

         (t)        “Effective Date” means the date of approval of this Plan, as set forth in Section 17.1.

         (u)        “Eligible Person” means any Employee and, in the case of Awards other than Incentive Stock Option Awards, (i) any consultant, adviser or other independent contractor providing services to the Company who is specifically identified by the Compensation Committee and (ii) any non-employee director of the Company.

         (v)        “Employee” means any Person who is employed by the Company.

         (w)        “Exchange Act” means, except as otherwise provided in Section 2(f), the Securities Exchange Act of 1934, as amended (including any successor statute), and the rules and regulations thereunder.

         (x)        “Exercise Date” or “Settlement Date,” with respect to any Award, unless otherwise provided in the applicable Award Agreement, means (i) the date on which such Award is properly exercised, or on which a proper election to have such Award settled or to have payment or delivery made thereunder, by the Participant, (ii) the date on which payment or delivery under such Award becomes due pursuant to the terms thereof or (iii) the date so designated in respect of such Award by the Compensation Committee under Section 4.4, as applicable.

         (y)        “Exercise Price” or “Award Price,” with respect to any Award, means the exercise, base or purchase price (if any) in respect thereof.

         (z)        “Fair Market Value” of a share of Common Stock as of any date means the closing price (or, if there is none, the average of the closing bid and asked prices) of a share of Common Stock on such date as reported by the NYSE (or, if such date is a day on which the NYSE is not open for trading, on the next succeeding day on which the NYSE is open for trading).

         (aa)        “Grant Date” means the date specified by the Compensation Committee on which a grant of an Award to a Participant shall become effective, which shall not be earlier than the date on which the Compensation Committee takes action with respect thereto.

         (bb)        “Incentive Stock Option” means an option to purchase Shares granted pursuant to Section 6 that is intended to qualify and in fact qualifies as an incentive stock option under Sections 421 and 422 of the Code.

         (cc)        “NYSE” means the New York Stock Exchange or, if the principal securities exchange or market on which the Common Stock is then listed or traded is not the New York Stock Exchange, the principal securities exchange or market on which it is then so listed or traded.

         (dd)        “Nonqualified Stock Option” means an option to purchase Shares granted pursuant to Section 6 that is not an Incentive Stock Option.

         (ee)        “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

         (ff)        “Option Award” means an Award of an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to Section 6.

         (gg)        “Participant” means any Eligible Person who holds an outstanding Award granted under this Plan.

         (hh)        “Performance Measures” means one or more performance criteria, which may be applied with respect to an individual Participant, the Corporation, any Subsidiary, the Company or any division, line of business or functional or business unit and which may be measured on an absolute, adjusted or relative basis, including: earnings or earnings per share; stockholder return; return on capital, investment or stockholders’ equity; cash flow or throughput; EBIT or EBITDA; return on assets employed; gross margin; operating profit; working capital; market share; net worth; inventory turnover; completion of significant projects or implementation of significant new processes; and achievement of strategic milestones. For Awards which are Section 162(m) Awards, “Performance Measures” means those that satisfy the requirements of and are adopted as required by Section 162(m). For Awards which are not Section 162(m) Awards, “Performance Measures” means those prescribed by the Compensation Committee, in its sole discretion. The Compensation Committee shall, in the manner and to the extent that it deems appropriate and equitable, in its sole discretion, cause an adjustment to be made in a Performance Measure to reflect a material change in the circumstances involving the relevant Participant, Subsidiary, division, line of business or functional or business unit or involving the Corporation or the Company, as applicable.

         (ii)        “Performance Share Award” means an Award granted pursuant to Section 11, representing the unfunded and unsecured right to receive Shares contingent upon the achievement of one or more Performance Measures, in accordance with this Plan and the applicable Award Agreement.

         (jj)        “Performance Unit Award” means an Award granted pursuant to Section 11, representing the unfunded and unsecured right to receive one or more units, denominated in Shares or cash or a combination thereof, contingent upon achieving one or more Performance Measures, in accordance with this Plan, the applicable Award Agreement and Section 409A.

         (kk)        “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         (ll)        “Phantom Stock Award” means an Award granted pursuant to Section 9, representing the unfunded and unsecured right to receive cash in an amount equal to the Fair Market Value of Shares in accordance with this Plan and the applicable Award Agreement.

         (mm)        “Plan” means this GrafTech International Ltd. 2005 Equity Incentive Plan, as amended from time to time.

         (nn)        “Restricted Stock Award” means an Award granted pursuant to Section 8, representing the unfunded and unsecured right to receive a Share in accordance with this Plan and the applicable Award Agreement.

         (oo)        “Retirement,” unless otherwise provided in the applicable Award Agreement, means voluntary termination from employment with the Company at any time after attaining age 50 with at least ten years of employment with the Company.

         (pp)        “Section 162(m)” means Section 162(m) of the Code.

         (qq)        “Section 162(m) Award” means any Award that is intended to qualify and in fact qualifies for the performance-based compensation exemption to the application of the $1 million deduction limit under Section 162(m).

         (rr)        “Section 409A” means Section 409A of the Code.

         (ss)        “Share” means a share of Common Stock.

         (tt)        “Securities Act” means the Securities Act of 1933, as amended (including any successor statute), and the rules and regulations thereunder.

         (uu)        “Stock Appreciation Right Award” or “SAR Award” means an Award granted pursuant to Section 7, representing the unfunded and unsecured right to receive Shares, with a Fair Market Value equal to the excess (if any) specified in Section 7, in accordance with this Plan and the applicable Award Agreement.

         (vv)        “Subsidiary” means a Person that is Controlled, directly or indirectly, by the Corporation or any Affiliate of the Corporation; provided, however, that, with respect to Incentive Stock Options, the term “Subsidiary” shall include only a Person that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Corporation.

         (ww)        “Substitute Award” means an Award granted pursuant to Section 3.2 solely in connection with the assumption of, or in substitution for, outstanding awards previously granted by a Person acquired by the Company or with which the Company merges or combines.

         (xx)        “Terminated Plans” means the various versions of the Management Stock Incentive Plans of the Corporation, the 1996 Mid-Management Equity Incentive Plan of the Corporation and the 1995 Equity Incentive Plan of the Corporation, in each case as in effect on the Effective Date. The term “Terminated Plans” does not include the Directors Deferral Program. After the Effective Date, no further awards shall be granted under any of the Terminated Plans.

         (yy)        “Transfer,” and correlative words, means, with respect to any Award, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration and whether voluntary, involuntary or by operation of law) of such Award or any interest therein.

3.     Shares Subject to this Plan

        3.1      Number of Shares. Subject to Sections 3.2 and 3.3, the aggregate number of Shares that may be delivered under this Plan is 4,800,000 Shares. The Shares delivered under this Plan may consist of authorized but unissued Shares or issued Shares that have been reacquired by the Company.

        3.2      Calculation of Shares. To the extent that any Award is forfeited or cancelled, or expires or is otherwise surrendered or returned to the Company or terminated, prior to delivery of Shares thereunder or is paid in cash, the underlying Shares will no longer be charged against the aggregate number set forth in Section 3.1 (until they become subject to another Award) and may again be made subject to Awards under this Plan. For purposes of calculating the number of Shares used and available for use under this Plan, (i) only Shares underlying Awards that have been or, by their terms, may be settled by delivery of shares of Common Stock shall be charged against such number, (ii) Awards and awards under the Terminated Plans in respect of which payment of cash is made in lieu of delivery of Shares shall be deemed to have been terminated prior to the delivery of Shares thereunder, (iii) Shares deliverable or delivered under Substitute Awards shall not be charged against such number, (iv) Shares deliverable or delivered under awards granted after the Effective Date under the Directors’ Deferral Program shall be charged against such number and (v) upon the payment of any Award Price or satisfaction of tax withholding obligations under this Plan in respect of an Award by the transfer or relinquishment of Shares, only the number of Shares actually delivered by the Corporation, less the number of

Shares so transferred or relinquished, shall be charged against such number. The number of Shares that may be delivered under this Plan pursuant to Section 3.1 shall be increased by the number of Shares subject to outstanding awards under the Terminated Plans that are forfeited or cancelled, or that expire or are otherwise surrendered or returned to the Company or terminated, after the Effective Date and prior to delivery of Shares thereunder.

        3.3      Adjustments. If any reincorporation, recapitalization, reorganization, reclassification, stock dividend, stock split, reverse stock split or other change in the capital stock of the Corporation shall occur or any merger, consolidation, share exchange, spin-off, split-up or other business combination or corporate transaction involving the Corporation shall occur or any dividend or distribution (other than a cash dividend that is ordinary in nature and amount) shall be declared or made with respect to the Common Stock (each, a “Corporate Event”), the Compensation Committee shall, in the manner and to the extent that it deems appropriate and equitable in its sole discretion, cause an adjustment to be made in: (i) the maximum number and kind of securities subject to this Plan; (ii) the number and kind of securities, rights, cash and properties subject to then outstanding Awards; (iii) the Exercise Price of then outstanding Awards; and (iv) the other terms of this Plan and then outstanding Awards; provided, however, that, in the case of Incentive Stock Options, such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

        3.4      Notices. The Corporation shall use reasonable efforts to inform Participants of the record date for any Corporate Event sufficiently in advance to enable them to exercise vested Awards or, if otherwise permitted by the terms thereof then in effect, unvested Awards prior to such record date; provided, however, that neither the Company nor any director, officer, employee, agent, consultant or representative of the Company shall be liable for failure to do so and the failure to do so shall not affect the authorization, validity, enforceability or consummation of any Corporate Event.

4.     Administration of this Plan

        4.1      Compensation Committee and Board. This Plan shall be administered by the Compensation Committee, which shall have all rights, powers and authorities necessary or appropriate in connection therewith. No member of the Compensation Committee or the Board shall be liable for any action, omission or determination made in good faith with respect to this Plan or any Award. Except to the extent prohibited by applicable laws, rules or regulations (including NYSE rules), the Compensation Committee shall have the authority, in its sole discretion, to delegate administration of this Plan, in whole or in part, to third party service providers and administrators as well as employees of the Company. Without limiting the preceding sentence, the Compensation Committee shall have the authority to delegate, in its sole discretion, to the CEO responsibility to designate Employees to participate in a pool of Awards, the terms and conditions of which (including the aggregate number of Shares subject to Awards within the pool) shall have been specified by the Compensation Committee. Except to the extent prohibited by applicable laws, rules or regulations (including NYSE rules), the Board shall have the right, power and authority to exercise any and all rights, powers and authorities of the Compensation Committee in respect of this Plan and any Award.

        4.2      Discretionary Authority. Subject only to the express limitations of this Plan, the Compensation Committee shall have authority, in its sole discretion, to determine the Eligible Persons to whom, and the time or times at which, Awards are granted, the number of Shares subject to Awards, the Award Price (if any) of Awards, the time or times at which Awards vest and become exercisable or payable, the term of Awards, the procedures for exercise and settlement of Awards and all other terms and conditions of Awards. Subject only to the express limitations of this Plan, the Compensation Committee shall have sole authority, in its sole discretion, to interpret this Plan and each Award, to make all factual determinations under this Plan and each Award (including determinations as to the achievement of Performance Measures), to amend this Plan or any Award Agreement to correct any defect, error or omission or to reconcile any inconsistency herein or therein, and to make all other decisions necessary or advisable for administration of this Plan. The Compensation Committee shall have the authority, in its sole discretion, to prescribe, amend and rescind rules and regulations relating to this Plan and the administration thereof. The determinations of the Compensation Committee under this Plan need not be uniform and may be made selectively among Persons who receive, or are eligible to receive, Awards, whether or not such Persons are similarly situated. All interpretations, determinations, decisions and actions by the Compensation Committee shall be final and binding upon all parties.

        4.3      Terms of Awards. The Compensation Committee shall establish, in its sole discretion, the material terms and conditions of each Award at the time it grants such Award. Such terms and conditions may include payment of any Award Price in Shares, cash or a combination thereof (which form of payment may be either prescribed by the Compensation Committee or subject to the discretion of the Company or the Participant), Performance Measures, tandem or reload features, vesting schedules (and provisions regarding acceleration of vesting), registration provisions (including indemnification and contribution arrangements), provisions relating to withholding of taxes, Transferability provisions, forfeiture and clawback provisions, anti-dilution provisions and provisions relating to the effect of a Change in Control or Corporate Event, provisions relating to voting, dividends and distributions, and exercise provisions (including provisions relating to conditional exercises, net exercises and timing of payment of Award Prices). Each Award shall be evidenced by an Award Agreement between the Corporation and the applicable Participant that shall include such terms and conditions. An Award Agreement may, but need not be, executed or acknowledged by the applicable Participant.

        4.4      Changes to Awards. The Compensation Committee shall have the authority, in its sole discretion, to effect, at any time and from time to time, upon the occurrence of a Change in Control or Corporate Event (i) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers or kinds of securities and having an Award Price which may be the same as or different than the Award Price of the Awards being cancelled, (ii) the cancellation of any or all outstanding Awards in exchange for payment to the applicable Participants of an amount equal to the value of the underlying Shares over the Award Prices of the Awards being cancelled, and (iii) the amendment of the terms and conditions of any and all outstanding Awards; provided, however, that no such action shall adversely affect the rights or benefits of a Participant under any outstanding Award without the consent of such Participant. The Compensation Committee shall have authority, in its sole discretion, to accelerate the vesting, exercisability or payment of any and all outstanding Awards at any time or on the occurrence of any event or circumstance.

        4.5      Section 162(m) Awards. The Compensation Committee may prescribe, in its sole discretion, that an Award granted to a Participant is intended to constitute a Section 162(m) Award. To the extent applicable, any Award intended to constitute a Section 162(m) Award shall be conditioned on the achievement of one or more Performance Measures selected by the Compensation Committee. The Compensation Committee shall take such action as is required to ensure that Awards intended to constitute Section 162(m) Awards comply with Section 162(m); provided, however, that no member of the Compensation Committee or the Board shall be liable for any failure of any Section 162(m) Award to so comply and the authorization, validity and enforceability of any Award shall not be adversely affected due to a failure to so comply. Notwithstanding anything contained herein to the contrary, Section 162(m) Awards shall be granted only by vote or consent of a committee or by unanimous vote or consent of the Board where at least two directors shall satisfy the requirements for an “outside director” under Section 162(m) and the grant of Section 162(m) Awards and establishment of Performance Measures shall be made during the times specified and in accordance with the terms of Section 162(m).

5.     Eligibility and Awards

        All Eligible Persons are eligible to be selected by the Compensation Committee to receive an Award under this Plan. Except as otherwise agreed by the Company, no Person shall have a right to receive an Award or, having received an Award in the past, have a right to again receive an Award. The Compensation Committee is expected to consult with the CEO before granting Awards to employees, consultants, advisers and independent contractors, except in cases where the Compensation Committee determines, in its sole discretion, that such consultation would be inappropriate; provided, however, that no member of the Compensation Committee or the Board shall be liable for failure to so consult and the authorization, validity and enforceability of any Award shall not be adversely affected due to a failure to so consult. Where appropriate in order to give effect to this Section 5 or Section 4.1, references to the Compensation Committee shall also include the CEO. Notwithstanding anything contained herein to the contrary, in no event shall the number of Shares subject to Awards granted to any one Participant during any one calendar year exceed the aggregate number of Shares that may be delivered under this Plan.

6     Stock Option Awards

        6.1      Grant of Option Awards. An Option Award may be granted to any Eligible Person selected by the Compensation Committee; provided, however, that, in addition to any other limitations required to comply with the applicable provisions of the Code, Incentive Stock Options shall be granted only to Employees. Unless otherwise designated by the Compensation Committee and complying with the applicable provisions of the Code, each Option shall be a Nonqualified Stock Option.

        6.2      Exercise Price. Except in the case of Substitute Awards, the Compensation Committee shall, in its sole discretion, prescribe the exercise price per Share under each Option

Award; provided, however, that the Exercise Price per Share under an Option Award shall not be less than the Fair Market Value per Share on the Grant Date.

        6.3      Vesting; Term of Option Award. The Compensation Committee shall, in its sole discretion, prescribe the time or times at which, and the conditions upon which, each Option Award shall become vested and exercisable, if any. Such vesting requirements may be based on the continued employment of the applicable Participant with the Company, the attainment of specified Performance Measures or other conditions established by the Compensation Committee, in its sole discretion. The Compensation Committee shall, in its sole discretion, prescribe the term of each Option Award; provided, however, that no Option Award shall have a term that is longer than ten years after the applicable Grant Date.

        6.4      Repricing. Notwithstanding anything contained herein to the contrary, the Compensation Committee shall not have authority, without stockholder approval, to (i) amend previously granted Option Awards to reduce the Exercise Price of such Option Awards or (ii) except pursuant to Section 3.3 or 14, cancel such Option Awards and grant replacement Awards with a lower Exercise Price than the Option Awards being cancelled.

        6.5      Exercise of Option Award. Subject to such terms and conditions as may be prescribed by the Compensation Committee, in its sole discretion, or set forth in this Plan, an Option Award may be exercised in whole or in part at any time during the term thereof by written notice to the Corporation, together with payment of the aggregate exercise price applicable to the Shares underlying such Option Award or the part thereof exercised.

        6.6      Dividends. The Compensation Committee may prescribe, in its sole discretion, that a Participant holding an Option Award shall have the right to receive, with respect to each Share underlying such Option Award, payments of amounts equal to any and all dividends and distributions paid to stockholders during the term of such Option Award.

        6.7      Additional Rules for Incentive Stock Options.

        (a)        Annual Limits. No Incentive Stock Option shall be granted to a Participant to the extent that, as a result of such grant, the aggregate Fair Market Value (determined as of the proposed Grant Date) of the Shares with respect to which “incentive stock options” under Section 422 of the Code are exercisable for the first time in any calendar year under this Plan and any other plans of the Company would exceed the maximum amount permitted under Section 422(d) of the Code. This limitation shall be applied by taking “incentive stock options” under Section 422 of the Code into account in the order in which granted. Subject to Section 3.3, the maximum number of Shares that may be made subject to Incentive Stock Options granted to any one Participant during any one calendar year shall be 1,000,000 Shares.

        (b)        Termination of Employment. No Incentive Stock Option Award shall provide that such Incentive Stock Option may be exercised later than three months following termination of employment of the Participant with the Company, except to the extent permitted under special rules relating to death and disability in accordance with Section 422 of the Code.

        (c)        Other Terms and Conditions; Nontransferability. Notwithstanding anything contained herein to the contrary, the terms and conditions of an Incentive Stock Option Award may contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Compensation Committee, in its sole discretion, so as to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code; provided, however, that no member of the Compensation Committee or the Board shall be liable for failure of any Incentive Stock Option Award to so comply and the authorization, validity and enforceability of any Incentive Stock Option Award shall not be adversely affected due to a failure to so comply. Such terms and conditions, together with the terms of this Plan, shall be interpreted so as to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. Such terms and conditions shall include, if applicable, limitations on Incentive Stock Options granted to owners of ten percent or more of the Company. An Award Agreement for an Incentive Stock Option shall provide that such Option shall be treated as a Nonqualified Stock Option to the extent that requirements applicable to “incentive stock options” under Section 422 of the Code shall not be satisfied, shall be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the applicable Participant only by such Participant.

    (d)        Disqualifying Dispositions. This Award Agreement for an Incentive Stock Option shall provide that, if Shares acquired by exercise of an Incentive Stock Option are disposed within two years following the Grant Date or one year following the delivery of such Shares to the applicable Participant upon exercise thereof, such Participant shall be required to, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding such disposition as the Compensation Committee, in its sole discretion, may request.

7.     Stock Appreciation Rights Awards

        7.1      Grant of SAR Awards. An SAR Award may be granted to any Eligible Person selected by the Compensation Committee.

        7.2      Base Price. The Compensation Committee shall, in its sole discretion, prescribe the base price under each SAR Award; provided, however, that the base price per Share under a SAR Award shall not be less than the Fair Market Value of a Share on the Grant Date.

        7.3      Vesting; Term of SAR Award. The Compensation Committee shall, in its sole discretion, prescribe the time or times at which, and the conditions upon which, each SAR Award shall become vested and exercisable, if any. Such vesting requirements may be based on the continued employment of the applicable Participant with the Company, the attainment of specified Performance Measures or other conditions established by the Compensation Committee, in its sole discretion. The Compensation Committee shall, in its sole discretion, prescribe the term of each SAR Award; provided, however, that no SAR Award shall have a term that is longer than ten years after the applicable Grant Date.

        7.4      Exercise of SAR Award. Subject to such terms and conditions as may be prescribed by the Compensation Committee, in its sole discretion, or set forth in this Plan, an SAR Award may be exercised in whole or in part at any time during the term thereof by written notice to the Company. Upon exercise of an SAR Award in whole or in part, the applicable Participant shall be entitled to receive such number of Shares that in the aggregate have a Fair Market Value equal to the excess, if any, of (i) the Fair Market Value of the Shares underlying such SAR Award or the part thereof exercised as of the date of exercise over (ii) the aggregate base price applicable to such Shares.

        7.5      Freestanding Awards. Notwithstanding anything contained herein to the contrary, no SAR Award shall be awarded in tandem with an Option Award.

        7.6      Dividends. The Compensation Committee may prescribe, in its sole discretion, that a Participant holding an SAR Award shall have the right to receive, with respect to each Share underlying such SAR Award, payments of amounts equal to any and all dividends and distributions paid to stockholders during the term of such SAR Award.

8.     Restricted Stock Awards

        8.1      Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Compensation Committee.

        8.2      Purchase Price. A Restricted Stock Award may provide for an award of Shares without requiring payment of any purchase price, or may require the Participant to pay a specified purchase price, for the Shares underlying such Restricted Stock Award. The Compensation Committee shall, in its sole discretion, prescribe any such purchase price under any Restricted Stock Award.

        8.3      Vesting. The Compensation Committee shall, in its sole discretion, prescribe the time or times at which, and the conditions upon which, each Restricted Stock Award shall become vested, if any. Such vesting requirements may be based on the continued employment of the applicable Participant with the Company, the attainment of specified Performance Measures or other conditions established by the Compensation Committee, in its sole discretion.

        8.4      Restrictions. The Shares underlying a Restricted Stock Award may be immediately Transferable or subject to restrictions on Transfer. The Compensation Committee shall, in its sole discretion, prescribe the time or times at which, and the conditions upon which, each Restricted Stock Award shall become Transferable. The Compensation Committee shall, in its sole discretion, prescribe the term for satisfying any conditions to vesting or Transferability of any Restricted Stock Award; provided, however, that such term shall not be longer than ten years after the Grant Date. The Compensation Committee may prescribe that the certificates representing the Shares underlying a Restricted Stock Award shall remain in the physical custody of the Company or an agent designated by the Company until all such restrictions and conditions have been satisfied on or are waived, terminated or expired. Unless otherwise prescribed by the Compensation Committee, in its sole discretion, failure to satisfy any such conditions shall result in the forfeiture (and return to the Corporation) by the Participant of the Shares underlying the applicable Restricted Stock Award and the return by the Company to the Participant of any purchase price paid by the Participant in respect thereof.

        8.5      Rights as Stockholder. Subject to the provisions of this Section 8 and unless otherwise prescribed by the Compensation Committee, in its sole discretion, the Participant will have all rights of a stockholder with respect to the Shares underlying a Restricted Stock Award, including the right to vote such Shares and, subject to such requirements as the Compensation Committee may prescribe, in its sole discretion (including requirements as to vesting,

Transferability, custody and forfeiture consistent with those applicable to the underlying Shares), to receive all dividends and other distributions paid with respect to such Shares.

        8.6      Section 83(b) Election. The Compensation Committee may prescribe, in its sole discretion, that a Restricted Stock Award is conditioned upon the applicable Participant refraining from making an election with respect to such Restricted Stock Award under Section 83(b) of the Code. Irrespective of whether a Restricted Stock Award is so conditioned, the applicable Award Agreement shall specify that, if the applicable Participant makes an election pursuant to Section 83(b) of the Code with respect to such Restricted Stock Award, such Participant shall be required to promptly file a copy of such election with the Corporation.

9.     Phantom Stock Awards

        9.1      Grant of Phantom Stock Award. A Phantom Stock Award may be granted to any Eligible Person selected by the Compensation Committee.

        9.2      Vesting. The Compensation Committee shall, in its sole discretion, prescribe the time or times at which, and the conditions upon which, each Phantom Stock Award shall become vested, if any. Such vesting requirements may be based on the continued employment of the applicable Participant with the Company, the attainment of specified Performance Measures or other conditions established by the Compensation Committee, in its sole discretion. The Compensation Committee shall, in its sole discretion, prescribe the term for satisfying any such requirements; provided, however, that such term shall not be longer than ten years after the applicable Grant Date.

        9.3      Benefit Upon Vesting. Unless otherwise prescribed by the Compensation Committee, in its sole discretion, upon vesting of a Phantom Stock Award, the applicable Participant shall be entitled to receive cash in an amount equal to the Fair Market Value of the Shares underlying such Phantom Stock Award on such date.

        9.4      Dividends. The Compensation Committee may, in its sole discretion, prescribe that a Participant holding a Phantom Stock Award shall have the right to receive, subject to satisfying a vesting requirement, with respect to each Share underlying such Phantom Stock Award, payments of amounts equal to any and all dividends and distributions paid to stockholders during the term of such a Phantom Stock Award.

10.     Deferred Stock Awards

        10.1      Grant of Deferred Stock Award. A Deferred Stock Award may be granted to any Eligible Person selected by the Compensation Committee.

        10.2      Vesting. The Compensation Committee shall, in its sole discretion, prescribe the time or times at which, and the conditions upon which, each Deferred Stock Award shall become vested, if any. Such vesting requirements may be based on the continued employment of the applicable Participant with the Company, the attainment of specified Performance Measures or other conditions established by the Compensation Committee, in its sole discretion. The Compensation Committee shall, in its sole discretion, prescribe the term for satisfying any such requirements; provided, however, that such term shall not be longer than ten years after the applicable Grant Date.

        10.3      Rights as Stockholder. Unless otherwise prescribed by the Compensation Committee, in its sole discretion, upon vesting of a Deferred Stock Award, the applicable Participant shall be entitled to receive the Shares underlying such Deferred Stock Award. Unless otherwise prescribed by the Compensation Committee, in its sole discretion, the applicable Participant shall have no rights as a stockholder (including rights to vote or to receive dividends or distributions) with respect to the Shares underlying a Deferred Stock Award until such Shares have been delivered to such Participant.

        10.4      Dividends. The Compensation Committee may prescribe, in its sole discretion, that Participants holding a Deferred Stock Award shall have the right to receive, with respect to each Share underlying such Deferred Stock Award, payments of amounts equal to any and all dividends and distributions paid to stockholders during the term of such Deferred Stock Award.

11.     Performance Share and Performance Unit Awards

        Performance Share Awards and Performance Unit Awards may be granted to any Eligible Person selected by the Compensation Committee. Performance Share Awards and Performance Unit Awards shall be based on the achievement, over a specified period, of Performance Measures as prescribed by the Compensation Committee, in its sole discretion. Performance Share Awards and Performance Unit Awards may be paid in Shares, cash or a combination thereof as prescribed by the Compensation Committee, in its sole discretion.

12.     Substitute and Other Awards

        Substitute Awards and Awards other than Option, Restricted Stock, Stock Appreciation Right, Phantom Stock, Deferred Stock, Performance Share and Performance Unit Awards may be granted to any Eligible Person selected by the Compensation Committee. Such other Awards may be granted alone or in addition to any other Awards granted under this Plan. The terms and conditions of any Substitute Awards or such other Awards shall be prescribed by the Compensation Committee, in its sole discretion.

13.     Awards to Non-Employee Directors

        In addition to Awards provided under this Plan, Shares deliverable under this Plan may also be delivered in respect of payment of deferrals of retainers, meeting fees and other payments to non-employee directors of the Company under the Directors Deferral Program.

14.     Change in Control

        In addition to the adjustments required under Section 3.3, the Compensation Committee may prescribe, in its sole discretion, additional provisions for the effect of a Change in Control or a Corporate Event on an Award. Such provisions may include: (i) acceleration of the vesting and exercisability of any Award; (ii) extension of time periods for satisfying vesting or Transferability conditions with respect to, or exercising or realizing payments, rights, benefits or gains from, any Award; (iii) elimination or modification of conditions related to vesting,

Transferability or exercisability of or payments, rights, benefits or gains under, any Award; and (iv) provision for the settlement of any Award for an equivalent value in other securities, cash or properties.

15.     Miscellaneous Award Provisions

        15.1      Conflicts. In the event of a conflict between the terms of this Plan and any Award Agreement, the terms of this Plan shall prevail.

        15.2      Forfeiture Events. The Compensation Committee may prescribe, in its sole discretion, that a Participant’s rights, payments, gains and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of specified events, in addition to any otherwise applicable continued employment or performance conditions. Such events may include termination of employment for cause, violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants and engagement in Detrimental Conduct.

        15.3      Settlement of Awards. Except as otherwise expressly provided herein, the Compensation Committee may prescribe, in its sole discretion, that Awards may be settled in Shares, cash, other Awards or any combination thereof.

16.     General Provisions

        16.1      No Assignment or Transfer; Beneficiaries. Unless otherwise prescribed by the Compensation Committee, in its sole discretion, Awards shall not be Transferable, except by will or by the laws of descent and distribution and, during the lifetime of a Participant, Awards shall be exercised only by the applicable Participant or by his guardian or legal representative. Notwithstanding anything contained herein to the contrary, Awards shall not be Transferable for value. Each Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to take any action, make any election and receive any rights, payments, benefits or gains under an applicable Award following such Participant’s death.

        16.2      Deferrals of Payment. Notwithstanding anything contained herein to the contrary, the Compensation Committee may permit, in its sole discretion, a Participant to defer the receipt of payment or delivery of cash, securities, rights or other property that would otherwise be due to such Participant by virtue of the exercise of or the satisfaction of vesting or other conditions or restrictions with respect to an Award. If any such deferral is to be permitted, the Compensation Committee shall establish, in its sole discretion, the rules and procedures relating to such deferral, including the period of time in advance of payment or delivery when an election to defer is required to be made, the time period of the deferral, the events that would result in payment or delivery of the deferred amount, the interest or other earnings attributable to the deferred amount and the method of funding (if any) attributable to the deferred amount. Any deferrals made pursuant to this Section 16.2 shall be made in a manner and subject to terms and conditions so as to comply with Section 409A.

        16.3      Rights as Stockholder. Except as otherwise provided in this Plan, no Participant shall have any rights (including rights with respect to voting, dividends or distributions) with respect to any securities underlying an Award until the date such Participant becomes the holder of record of such securities.

        16.4      Employment or Service. Nothing in this Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant the right to continue in any capacity in which he is employed by, or otherwise serves, the Company and shall not interfere in any way with any right that the Company would otherwise have to terminate his or her employment or other service at any time.

        16.5      Securities Laws. Notwithstanding anything contained herein to the contrary, no Shares or other securities will be issued pursuant to an Award unless and until all then applicable requirements imposed by securities and other laws, rules and regulations and by the NYSE have been satisfied. As a condition precedent to the issuance thereof, the Company may require any applicable Participant to take any reasonable action necessary or appropriate to satisfy such requirements. The Company shall have the right, in its sole discretion, to place necessary or appropriate stop transfer instructions in respect of, and legends on any certificate for, Shares delivered hereunder.

        (a)        Registration. The Corporation shall file, at its expense, a registration statement or statements on Form S-8 or Form S-3 (or any applicable successor Form), as appropriate, to register the issuance or resale of the Shares subject to this Plan and underlying outstanding Awards under the Securities Act, at such time or times and subject to such restrictions and limitations as the Corporation, in its sole discretion, may deem necessary or appropriate. Without limiting any such restrictions or limitations, any resale of the Shares pursuant to such registration statement or statements shall be subject to (i) the continued effectiveness or use, at the Corporation’s discretion, of such registration statement or statements and (ii) any blackout, insider trading, short-swing profits, holdback or other trading restrictions which the Corporation may impose or to which the Participant may be subject, by law, under Company policies or otherwise.

        (b)        Indemnification. Any Participant for whom the resale of Shares is included in such registration statement or statements will indemnify the Corporation, each of its directors and officers and each Person who Controls the Corporation (other than such Participant) against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or statements, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation, each of its directors and officers and each Person Controlling the Corporation (other than such Participant) for all legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged statement) or omission (or alleged omission) is made in such registration statement or statements in reliance upon and in conformity with written information furnished to the Corporation by such Participant with respect to such Participant and expressly stated to be specifically for use therein; provided, however, that the liability of any such Participant under this Section 16.5(b) shall be limited to the amount of proceeds received by such Participant in the resale giving rise to such liability.

        16.6      Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or securities, cash, rights or other property paid or delivered in settlement of an Award. Payment shall be made: (i) in cash or by check; (ii) at the discretion of the Compensation Committee, in Shares acceptable to the Compensation Committee, valued at the Fair Market Value of such Shares on the applicable date; (iii) by deduction from the settlement of the applicable Award; (iv) at the discretion of the Compensation Committee, by a combination of the methods described above; or (v) by such other method as may be approved by the Compensation Committee, in its sole discretion.

        16.7      Unfunded Plan. Neither the adoption of this Plan nor the setting aside of securities, cash, rights or other property by the Company with which to discharge its obligations hereunder shall be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be general unsecured obligations of the Company payable solely from the general assets of the Company, and neither a Participant nor such Participant’s beneficiaries, estate or permitted Transferees shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. The Company shall have the right to implement or set aside securities, cash, rights or other property in a grantor trust, subject to the claims of the Company’s creditors, to discharge its obligations under this Plan.

        16.8      Other Compensation and Benefit Plans. The adoption of this Plan shall not affect any other stock incentive or other compensation plans of the Company and shall not preclude the Company from establishing any other forms of stock incentive or other compensation for employees, non-employee directors or other Persons. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other benefits of such Participant are determined, including benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

        16.9      Plan Binding on Transferees. This Plan shall be binding upon the Company, its successors and assigns, and the Participant, his beneficiaries, estate (which includes his executor or administrator) and permitted Transferees.

        16.10      Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Whenever used herein, the word “including” shall be deemed to be followed by the phrase “without limitation.” Headings of Sections hereof are inserted for convenience of reference and constitute no part of this Plan.

        16.11      Severability. If any provision of this Plan or any Award becomes, or is deemed by the Compensation Committee to be, invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to the applicable laws or, if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of this Plan or such Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of this Plan and such Award shall remain in full force and effect.

        16.12      Governing Law. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

        16.13      Fractional Shares. No fractional Shares shall be delivered pursuant to this Plan or any Award, and the Compensation Committee shall determine whether cash, other securities or other property shall be paid or delivered in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

        16.14      Foreign Employees. In order to facilitate the grant of Awards under this Plan, the Compensation Committee may, in its sole discretion, (i) provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Company outside of the United States, as the Compensation Committee may, in its sole discretion, consider necessary or appropriate to accommodate differences in local law, tax policy or custom and (ii) approve such supplements to, or amendments, restatements or alternative versions of, this Plan, as it may, in its sole discretion, consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan for any other purpose; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders under NYSE rules.

        16.15      Section 409A. Notwithstanding anything contained herein to the contrary, to the extent that Section 409A applies to the grant of any Award under this Plan, the Compensation Committee may, in its sole discretion, modify such Award as necessary to comply with the requirements of Section 409A; provided, that in no event shall such modification result in a reduction in the value of any Award (determined without regard to the time value of money).

17     Effective Date, Termination and Amendment

        17.1      Effective Date: Shareholder Approval. This Plan shall become effective on the date of approval of this Plan by the stockholders of the Corporation.

        17.2      Termination. The authority to grant new Awards under this Plan shall terminate on the date immediately preceding the tenth anniversary of the Effective Date. The Board may, in its sole discretion and at any earlier date, terminate the Plan. No termination of this Plan shall adversely affect any Award theretofore granted, without the consent of the applicable Participant or his estate, beneficiary or permitted Transferee.

        17.3      Amendment. The Board may, at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that the Board may seek the approval of any amendment or modification by the stockholders to the extent that it deems necessary or advisable, in its sole discretion, for purposes of compliance with the Code, the listing requirements of the NYSE or any other purpose. No amendment or modification of this Plan shall adversely affect any Award theretofore granted without the consent of the applicable Participant or his estate, beneficiary or permitted Transferee. The authority of the Compensation Committee to take any action (other than grant new Awards) hereunder shall continue after the authority for grant of new Awards hereunder has been exhausted or terminated (and, for these purposes, new Awards do not include Awards under Section 3.3 or Substitute Awards).